Exhibit 99.1

VBI Vaccines to Present at Upcoming Scientific Conferences

-	World Vaccine Congress: COVID-19 panel discussion, two oral presentations highlighting Phase 3 Sci-B-Vac® data and VBI-1901 Phase 1/2a data
-	ID Week™: Two e-poster presentations featuring Phase 3 Sci-B-Vac® data

CAMBRIDGE, Mass. (September 24, 2020) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced upcoming presentations highlighting data from multiple clinical programs – including Sci-B-Vac®, the company’s 3-antigen hepatitis B vaccine; VBI-2900, the company’s coronavirus vaccine program; and VBI-1901, the company’s cancer vaccine immunotherapeutic – at the World Vaccine Congress Washington 2020 and ID Week 2020™.

Presentation Details

World Vaccine Congress Washington 2020: September 28 – October 1, 2020

COVID-19 Panel Discussion: What existing treatments and vaccine development platforms show promise to control the rate of infection and spread?

Session: Emerging and Infectious

Participant: David E. Anderson, Ph.D., VBI’s Chief Scientific Officer

Date: Monday, September 28, 2020

Time: 3:50 – 5:20 PM ET

Presentation: Sci-B-Vac: Results on Ph3 Hep B vaccine

Session: Emerging and Infectious

Presenter: Francisco Diaz-Mitoma, M.D., VBI’s Chief Medical Officer

Date: Tuesday, September 29, 2020

Time: 4:35 – 5:05 PM ET

Presentation: Targeting CMV for the development of effective GBM immunotherapy

Session: Cancer & Immunotherapy

Presenter: David E. Anderson, Ph.D., VBI’s Chief Scientific Officer

Date: Wednesday, September 30, 2020

Time: 1:40 – 2:10 PM ET

World Vaccine Congress Event Website: https://www.terrapinn.com/conference/world-vaccine-congress-washington/index.stm

ID Week 2020™: October 21-25, 2020

Poster #: 8

Title: Higher hepatitis B antibody titers induced in all adults vaccinated with a tri-antigenic hepatitis B (HBV) vaccine, compared to a mono-antigenic HBV vaccine: results from two pivotal phase 3 double-blind, randomized studies (PROTECT and CONSTANT)

Poster Session: Adult Vaccines

Presenter: Joanne Langley, M.D., Professor of Pediatrics and Community Health and Epidemiology, CIHR-GSK Chair in Pediatric Vaccinology, Dalhousie University, and Head of the Division of Infectious Disease, IWK Health Centre, and principal investigator of the PROTECT study

Date: Available October 21-25, 2020

Poster #: 1051

Title: Rapid onset of seroprotection rates in young adults immunized with a tri-antigenic hepatitis B virus (HBV) vaccine compared to a mono-antigenic HBV vaccine

Poster Session: Hepatitis

Presenter: Timo Vesikari M.D., Ph.D., Professor Emeritus and Director of the Nordic Vaccine Research Network in Finland, and principal investigator of the PROTECT and CONSTANT Phase 3 clinical studies

Date: Available October 21-25, 2020

ID Week 2020™ Event Website: https://www.eventscribe.com/2020/IDWeek/

About Sci-B-Vac®

Sci-B-Vac® is a licensed, third-generation hepatitis B vaccine that has demonstrated safety and efficacy in over 750,000 patients. Sci-B-Vac® is the only 3-antigen hepatitis B vaccine, comprised of the S, pre-S1, and pre-S2 surface antigens of the hepatitis B virus, and is approved for use and commercially-available in Israel. In December 2017, VBI initiated patient dosing in a global Phase 3 clinical program that consisted of two concurrent pivotal studies: PROTECT, a safety and immunogenicity study, and CONSTANT, a lot-to-lot consistency study. Data from both the PROTECT study and the CONSTANT study, which were announced in June 2019 and January 2020, respectively, will comprise the basis for the regulatory submissions in the U.S., Europe, and Canada, expected to begin in the fourth quarter 2020.

To learn more about Sci-B-Vac®, visit: https://www.vbivaccines.com/sci-b-vac/

About VBI-1901 and GBM

VBI-1901 is a novel cancer vaccine immunotherapeutic candidate developed using VBI’s enveloped virus-like particle (eVLP) technology to target two highly immunogenic cytomegalovirus (CMV) antigens, gB and pp65. Scientific literature suggests CMV infection is prevalent in multiple solid tumors, including glioblastoma (GBM). GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and is exceptionally lethal.

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illness of varying severities, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people: (1) SARS-CoV-2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with: (1) the only 3-antigen hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel and recently completed its Phase 3 program in the U.S., Europe, and Canada; and (2) an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic pan-coronavirus vaccine candidate. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

1 “Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.

2 “Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com